Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Reports Second Quarter 2007 Results

Newton, MA (August 9, 2007).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter ended June 30, 2007.

Second Quarter 2007 Financial Highlights

•                  Total revenues for the quarter increased year over year to $242.8 million from $195.6 million.

•                  Net income per share, basic and diluted, for the quarter was $0.13, compared to a loss of $2.82 for the same period last year.  During the second quarter of 2007, Five Star recognized a gain on extinguishment of debt totaling $934,000, or $0.03 and $0.02 per share, basic and diluted, respectively.  During the second quarter of 2006, Five Star terminated 10 management agreements with Sunrise Senior Living, Inc., or Sunrise, (NYSE: SRZ), and recognized a related termination charge of $89.8 million.  Without this charge, Five Star would have reported income per share, basic and diluted, in the second quarter of 2006 of $0.09.  We believe this adjusted amount is a meaningful disclosure that may help shareholders to understand better our results of operations for the second quarter of 2006.  (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

•                  Net income per share from continuing operations, basic and diluted, for the second quarter were $0.16 and $0.15, respectively, compared to a loss of $2.78, basic and diluted, for the same period last year.  During the second quarter of 2007, Five Star recognized a gain on extinguishment of debt totaling $934,000, or $0.03 and $0.02 per share from continuing operations, basic and diluted, respectively.  Five Star moved two communities to discontinued operations during the first quarter of 2007 in anticipation of a sale.  Without the effects of the Sunrise management agreement terminations, Five Star would have reported income per share from continuing operations, basic and diluted, in the second quarter of 2006 of $0.13.

•                  The weighted average number of basic and diluted common shares outstanding totaled 31,694,244 and 41,425,013, respectively for the quarter ended June 30, 2007, and 30,981,593, basic and diluted, for the quarter ended June 30, 2006.

Second Quarter 2007 Operational Highlights

•                  Overall occupancy for the quarter was 89.9% compared with 91.0% for the same period a year ago. Five Star began the second quarter of 2007 at 90.1% occupancy.  As of May 9, 2007, when it reported first quarter 2007 financial results, occupancy was at 89.7%.  The 89.9% occupancy for the quarter is the average of the daily occupancy rate for all 91 days in the second quarter.

•                  For those senior living communities that Five Star has operated continuously since April 1, 2006, occupancy, for the quarter was 90.4% compared with 91.0% in the second quarter of 2006.

•                  Average daily rate for the quarter increased by 2.3% to $136 compared with the same period a year ago.

•                  Same store average daily rate for the quarter increased by 5.3% to $140 compared with the same period a year ago.

•                  The percent of revenue derived from residents’ private resources in the quarter was 66% compared to 66% for the second quarter of 2006.

•                  Wages and benefits as a percent of senior living revenues for the quarter were 51.7% compared with 51.7% for the second quarter of 2006.

•                  General & administrative expenses as a percent of revenues for the quarter was 4.5% compared with 4.1% for the second quarter of 2006.

Six Month 2007 Financial Highlights

•                  Total revenues for the six months ended June 30, 2007 increased year over year to $482.3 million from $387.7 million.

•                  Net income per share, basic and diluted, for the six months ended June 30, 2007 was $0.28, compared to a loss of $3.35 for the same period last year.  During the six months ended June 30, 2007, Five Star recognized a gain on extinguishment of debt totaling $4.5 million, or $0.14 and $0.11 per share, basic and diluted, respectively.  Without the charge related to the termination of the 10 Sunrise management agreements, Five Star would have reported income per share, basic and diluted, for the six months ended June 30, 2006 of $0.17.  We believe this adjusted amount is a meaningful disclosure that may help shareholders to understand better our results of operations for the six months ended June 30, 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

•                  Net income per share from continuing operations, basic and diluted, for the six months ended June 30, 2007 were $0.34 and $0.32, respectively, compared to a loss of $3.25, basic and diluted, for the same period last year. During the six months ended June 30, 2007, Five Star recognized a gain on extinguishment of debt totaling $4.5 million, or $0.14 and $0.11 per share from continuing operations, basic and diluted, respectively.  Five Star moved two communities to discontinued operations during the first quarter of 2007 in anticipation of a sale.  Without the effects of the Sunrise management agreement terminations, Five Star would have reported income per share from continuing operations, basic and diluted in the first six months of 2006 of $0.27.

•                  The weighted average number of basic and diluted common shares outstanding totaled 31,688,952 and 41,419,721, respectively for the six months ended June 30, 2007 and 25,551,431, basic and diluted, for the six months ended June 30, 2006.

Conference Call:

On, August 9, 2007 at 1:00 p.m. Eastern Standard Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the second quarter 2007 financial results.  Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 289-0572. Participants calling from outside the United States and Canada should dial (913) 981-5543. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through midnight on August 15, 2007. To hear the replay, dial (719) 457-0820.  The replay pass code is 5223284.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site at www.fivestarqualitycare.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

 Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities.  As of today, Five Star owns, leases and operates 161 senior living communities with over 18,000 living units located in 29 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star operates six institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public, and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 6

FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues:
Senior living revenue	$200,024	$182,649	$396,525	$363,437
Hospital revenue	25,873	—	52,643	—
Pharmacy revenue	16,914	12,963	33,162	24,217
Total revenues	242,811	195,612	482,330	387,654

Operating expenses:
Senior living wages and benefits	103,406	94,484	204,872	185,319
Other senior living operating expenses	48,406	45,794	97,875	94,282
Hospital expenses	24,151	—	48,407	—
Pharmacy expenses	16,328	12,305	32,270	22,996
Management fee to Sunrise	—	2,854	—	6,392
Termination expense for certain Sunrise management agreements	—	89,833	—	89,833
Rent expense	31,858	25,846	64,029	51,453
General and administrative expenses	10,887	8,016	20,946	15,238
Depreciation and amortization	3,265	2,289	6,444	4,557
Total operating expenses	238,301	281,421	474,843	470,070

Operating income (loss)	4,510	(85,809)	7,487	(82,416)
Interest and other income	1,521	816	2,586	1,140
Interest expense	(1,677)	(875)	(3,455)	(1,633)
Gain on extinguishment of debt	934	—	4,491	—

Income (loss) from continuing operations before income taxes	5,288	(85,868)	11,109	(82,909)
Provision for income taxes	275	—	483	—
Income (loss) from continuing operations	5,013	(85,868)	10,626	(82,909)
Loss from discontinued operations	(933)	(1,323)	(1,782)	(2,623)

Net income (loss)	$4,080	$(87,191)	$8,844	$(85,532)

Weighted average shares outstanding—basic	31,694	30,982	31,689	25,551

Weighted average shares outstanding—diluted	41,425	30,982	41,420	25,551

Basic income (loss) per share from:
Continuing operations	$0.16	$(2.78)	$0.34	$(3.25)
Discontinued operations	(0.03)	(0.04)	(0.06)	(0.10)
Net income (loss) per share	$0.13	$(2.82)	$0.28	$(3.35)

Diluted income (loss) per share from:
Continuing operations	$0.15	$(2.78)	$0.32	$(3.25)
Discontinued operations	(0.02)	(0.04)	(0.04)	(0.10)
Net income (loss) per share	$0.13	$(2.82)	$0.28	$(3.35)

EBITDA(1):
Income (loss) from continuing operations:	$5,013	$(85,868)	$10,626	$(82,909)
Add: income taxes	275	—	483	—
Add: depreciation and amortization	3,265	2,289	6,444	4,557
Add: interest expense	1,677	875	3,455	1,633
Less: interest and other income	(1,521)	(816)	(2,586)	(1,140)
EBITDA(2)	$8,709	$(83,520)	$18,422	$(77,859)

(1)             We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be a meaningful measure of our operating performance because it is useful in measuring our ability to service debt, fund capital expenditures and expand our business.  We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies; however, EBITDA as presented may be not always comparable to amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating income, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.
SELECTED BALANCE SHEET DATA
(dollars in thousands)

	As of,
	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$42,486	$46,241
Accounts receivable, net of reserve	60,877	67,791
Prepaid expenses and other current assets	29,692	41,294
Investments in trading securities	38,771	50,434
Total current assets	171,826	205,760

Long term assets:
Property and equipment, net	132,772	114,898
Other long term assets	47,868	45,753
Total assets	$352,466	$366,411

Liabilities and Shareholders’ Equity
Current liabilities	$105,622	$132,929
Long term liabilities	28,855	28,098
Mortgage notes payable, long term	15,927	11,454
Convertible Senior notes	126,500	126,500
Shareholders’ equity: 31,704,134 and 31,682,134 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	75,562	67,430
Total liabilities and shareholders’ equity	$352,466	$366,411

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

No. of communities (end of period)	161	149	161	149
No. of living units (end of period)	18,007	16,618	18,007	16,618

Occupancy	89.9%	91.0%	90.1%	91.2%
Average daily rate (ADR)	$136	$133	$135	$133
ADR % growth	2.3%	—	1.5%	—

Percent breakdown of net senior living revenues:
Medicare	16%	15%	16%	15%
Medicaid	18%	19%	18%	19%
Private	66%	66%	66%	66%
Total	100%	100%	100%	100%

Net senior living revenues	$200,024	$182,649	$396,525	$363,437
Net senior living revenues % growth	9.5%	—	9.1%	—

Community expenses(2)	$151,812	$140,278	$302,747	$279,601
Community expenses(2) as a % of net senior living revenues	75.9%	76.8%	76.4%	76.9%
Community expenses(2) % growth	8.2%	—	8.3%	—

(1)             Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)             Community expenses equals senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.
COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended June 30,(2)		Six months ended June 30,(3)
	2007	2006	2007	2006

No. of communities (end of period)	149	149	149	149
No. of living units (end of period)	16,618	16,618	16,618	16,618

Occupancy	90.4%	91.0%	90.5%	91.2%
Average daily rate (ADR)	$140	$133	$139	$133
ADR % growth	5.3%	—	4.5%	—

Percent breakdown of net senior living revenues:
Medicare	16%	15%	16%	15%
Medicaid	19%	19%	19%	19%
Private	65%	66%	65%	66%
Total	100%	100%	100%	100%

Net senior living revenues	$191,011	$182,649	$378,983	$363,437
Net senior living revenues % growth	4.6%	—	4.3%	—

Community expenses(4)	$144,504	$140,278	$288,051	$279,601
Community expenses (4) as a % of net senior living revenues	75.7%	76.8%	76.0%	76.9%
Community expenses(4) % growth	3.0%	—	3.0%	—

(1)             Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)             Communities that we operated continuously since April 1, 2006.

(3)             Communities that we operated continuously since January 1, 2006.

(4)             Community expenses equals senior living wages and benefits and other senior living operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.
OTHER OPERATING DATA(1)
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
No. of communities(2) (end of period):
Assisted living & independent living communities	112	100	112	100
Skilled nursing communities	49	49	49	49
Total no. of communities	161	149	161	149

No. of living units (end of period):
Assisted living & independent living communities(3)	13,597	12,211	13,597	12,211
Skilled nursing communities(4)	4,410	4,407	4,410	4,407
Total no. of living units	18,007	16,618	18,007	16,618

Senior living revenues:
Assisted living & independent living communities	$136,491	$122,727	$270,912	$243,562
Skilled nursing communities	63,014	59,599	124,502	119,114
Other(5)	519	323	1,111	761
Total senior living revenues	$200,024	$182,649	$396,525	$363,437

(1)          Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)          Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.

(3)             Includes 1,654 and 1,530 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three and six months ended June 30, 2007 and 2006, respectively.

(4)             Includes 95 assisted living and independent living units in communities where skilled nursing services are the predominant services provided for the three and six months ended June 30, 2007 and 2006, respectively.

(5)             Other senior living revenue relates primarily to rehabilitation and other specialty service revenues provided at residential facilities, but does not include pharmacy or hospital operations.

Supplemental Information, page 6 of 6

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the three and six months ended June 30, 2006 (dollars in thousands, except per share data):

	For the three months ended June 30, 2006		For the six months ended June 30, 2006
	Amount	Per Share	Amount	Per Share
Income from continuing operations excluding termination charges(1)	$3,965	$0.13	$6,924	$0.27

Termination expense for certain Sunrise management agreements	(89,833)		(89,833)

Loss from continuing operations	$(85,868)	$(2.78)	$(82,909)	$(3.25)

(1)             We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the periods shown.  This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States.

Reconciliation of Net Income excluding Termination Charges to Net Loss for the three and six months ended June 30, 2006 (dollars in thousands, except per share data):

	For the three months ended June 30, 2006		For the six months ended June 30, 2006
	Amount	Per Share	Amount	Per Share
Net income excluding termination charges(2)	$2,642	$0.09	$4,301	$0.17

Termination expense for certain Sunrise management agreements	(89,833)		(89,833)

Net loss	$(87,191)	$(2.82)	$(85,532)	$(3.35)

(2)             We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the periods shown.  This information should not be considered as an alternative to net income (loss) net income (loss) per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States.